EXHIBIT 99

                             For more information call:
                             Rick Van Warner
                             (407) 628-3104

FOR IMMEDIATE RELEASE

          SHELLS SUCCESSFUL DEBT RESTRUCTURING
                 BOOSTS TURNAROUND PLAN
              CEO Christon elected to board

      TAMPA, FL, August 4, 2004 - Bolstering its ongoing efforts to improve the company, Shells Seafood Restaurants, Inc. (OTC Bulletin Board: SHLL) has successfully restructured the terms of $2 million in promissory notes.

      The long-term debt, originally due in January 2005, has been extended to January 31, 2007, giving the company time needed to execute its ongoing strategy to enhance the Shells concept. One of the $1 million notes is held by Frederick R. Adler, Shells largest shareholder, and the other was purchased by a new group of investors, GCM Shells
Seafood Partners LLC and Trinad Capital LP, in June. As previously announced, GCM and Trinad invested $1 million in Shells for the note and related warrants and assumed three seats on Shells board.

      Separately, the company announced that Leslie J.
Christon has been elected to the board of directors.
Christon, a veteran casual dining executive, joined the company as President and CEO one year ago.

       "We're excited about the long-term commitment to Shells that these significant investors, both recent and historic, are demonstrating," said Christon. "Turnarounds require steady improvements and relentless effort, and certainly do not happen overnight."

	Earlier this year Shells rolled out a new and improved menu featuring bolder flavors, higher quality ingredients, greater variety, and more healthful options alongside its signature seafood pasta and shellfish entrees. Service and training enhancements have also been implemented. And yesterday Shells unveiled its second newly renovated restaurant, in Redington Shores, featuring a brighter, cleaner and more contemporary atmosphere.

      "We're making progress and are very pleased that we now have the time we need to make Shells the best seafood restaurant chain in the Southeast," Christon added.

      Under the terms of the refinancing, payment of the $255,000 of deferred interest on the notes due to Adler, GCM and Trinad as of January 31, 2005 will now be due at the maturity of the notes on January 31, 2007. The noteholders will also receive, proportionate to their respective investments, warrants to purchase 2,000,000 shares of common stock at an exercise price of $0.50 per share. The company will incur a one-time, non-cash charge of $640,000 in the third quarter as a result of the financing.

      Shells Seafood Restaurants Inc. manages and operates
25 full service, neighborhood seafood restaurants in Florida under the name "Shells". Shells restaurants feature a wide selection of seafood items, including shrimp, oysters, clams, scallops, lobster, crab and daily fresh fish specials, cooked to order in a variety of ways:
steamed, sauteed, grilled, blackened and fried. Shells restaurants also offer a wide selection of signature pasta dishes, appetizers, salads and desserts.

      In addition to seasonal fluctuations, the Company's quarterly and annual operating results are affected by a wide variety of other factors that could materially and adversely affect revenues and profitability, including changes in consumer preferences, tastes and eating habits;
increases in food and labor costs; the availability of qualified labor; national, regional and local economic and weather conditions; promotional timings and seasonality;
demographic trends and traffic patterns; changes in travel and tourism tendencies, particularly in light of world events; competition from other restaurants and food service establishments; cash balances available for operating activities; and the timing, costs and charges relating to restaurant openings and closings. As a result of these and other factors, the Company may experience material fluctuations in future operating results on a quarterly or annual basis, which could materially and adversely affect its business, financial condition, operating results, and stock price. Furthermore, this press release and other documents filed by the Company with the Securities and Exchange Commission ("SEC") contain certain forward-looking statements with respect to the business of the Company and the industry in which it operates. These forward-looking statements are subject to certain risks and uncertainties, including those mentioned above, which may cause results to differ significantly from these forward-looking statements.
An investment in the Company involves various risks, including those mentioned above and those which are detailed from time-to-time in the Company's SEC filings.